UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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COMVERSE TECHNOLOGY, INC.

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May 10, 2007

Comverse Technology, Inc.

810 Seventh Avenue

New York, New York 10019

Dear Shareholders of Comverse Technology, Inc.:

Oliver Press Partners, LLC and certain of its affiliates (“OPP”) are attempting to obtain sufficient shareholder support to demand a special meeting of shareholders (a “Special Meeting”) of Comverse Technology, Inc. (the “Company”). The stated purpose of OPP’s demand is to elect two of its own director nominees to the Company’s Board of Directors (the “Board”). For the reasons set forth in the Company’s Revocation Solicitation Statement dated May 7, 2007 (our “Revocation Solicitation Statement”) that we previously sent to you, the Board strongly believes that convening a Special Meeting at this time is not in the best interests of the Company or its shareholders.

The Board fully believes that the election of directors by shareholders is central to accountable corporate governance. As described in our Revocation Solicitation Statement, however, under applicable rules of the Securities and Exchange Commission (“SEC”), the Company is unable to call an annual meeting for the election of directors for which it can solicit proxies until it can provide an annual report including audited financial statements. In addition, as more fully discussed in our Revocation Statement, the Board may be prohibited from soliciting proxies in opposition to OPP’s or other shareholders’ nominees at the Special Meeting (even if one or more shareholders seek to replace the entire Board) unless it receives exemptive or other relief under the SEC’s rules. Accordingly, it is possible that shareholders may only be permitted to receive solicitation material from OPP and other dissident shareholders and will not be permitted to receive important information from the Company regarding director nominees. Moreover, pursuant to applicable state corporate law, the shareholders attending the Special Meeting, in person or by proxy, will constitute a quorum for the purpose of electing directors even if such shareholders represent a minority of the outstanding shares of common stock.

In OPP’s Solicitation Statement that was filed with the SEC on May 3, 2007, OPP claims that significant shareholders representation is needed on the Board and states: “We do not believe there is any justification for the Company to delay for over ten weeks, since we first met with the Company, even beginning consideration of a process for adding shareholder representation to the Board.”

OPP conspicuously ignores that, on April 20, 2007, the Board adopted a number of corporate governance initiatives to, among other things, provide greater shareholder input into the composition of the Board. These initiatives, which are described in the Company’s Current Report on Form 8-K filed with the SEC on April 23, 2003 and in our Revocation Solicitation Statement, include:

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The approval of a “shareholder access” provision to the Company’s by-laws that, subject to complying with certain requirements, would permit a holder of five percent (5%) or more of the outstanding shares of Common Stock for a period of two years to nominate one director to the Board and to include the name of such nominee on the Company’s proxy card and supporting information with respect to such nominee in the Company’s proxy materials;

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The formation of a Shareholder Advisory Group to serve as a forum for gathering input from shareholders about Board composition and director nominations, and such other issues as the Board may determine from time to time;

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The approval, subject to adoption by the Company’s shareholders at the next annual meeting of Shareholders, of a “majority voting” provision to the Company’s certificate of incorporation that, except in the case of contested elections, provides for the election of directors to the Board by a majority vote of the votes cast (rather than a plurality of the votes cast);

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The approval of a director resignation policy which provides, among other things, that (1) as a condition for nomination or re-nomination, a director nominee must agree to submit a letter of resignation to the Board in the event the director fails to receive a majority of the votes cast in an uncontested election and (2) if a resignation is submitted, the Board must decide, through a process managed by the Corporate Governance and Nominating Committee of the Board (and excluding the nominee in question), whether to accept such resignation, it being expected that the Board will accept the resignation absent a compelling reason to the contrary; and

•

The approval of Corporate Governance Guidelines and Principles that, among other things, provide for (1) the separation of the positions of Chief Executive Officer and Chairman of the Board, (2) an outline of the role of directors, (3) term limits for directors, (4) continuing education opportunities for directors, (5) principles for director compensation and stock ownership guidelines and (6) a policy regarding director attendance at annual meetings of Shareholders.

The Board is fully committed to providing shareholder input into the composition of the Board and implementing a process to obtain suitable director nominees from shareholders. In addition to any candidates for director that may come from the Shareholder Advisory Group and as expressly set forth in our Corporate Governance Guidelines and Principles, our Corporate Governance and Nominating Committee welcomes recommendations from shareholders for Board candidates and applies to such recommendations the same criteria it applies to recommendations from directors. Shareholders are invited to submit recommendations by writing to: Corporate Governance and Nominating Committee, Comverse Technology, Inc., 810 Seventh Avenue, 35th Floor, New York, New York 10019.

The Board does not believe that the goal of shareholder representation on the Board should be accomplished at a Special Meeting demanded by OPP, a shareholder of less than one percent (1%) of the outstanding Common Stock for less than six months. Rather, the Board strongly believes that the more prudent course of action is for the Board, with input from the Shareholder Advisory Group and other shareholders, to thoroughly evaluate the current composition of the Board and consider possible additions as soon as possible.

ACCORDINGLY, THE BOARD RECOMMENDS THAT YOU NOT SIGN ANY WHITE AGENT DESIGNATION SENT TO YOU BY OPP. WHETHER OR NOT YOU HAVE PREVIOUSLY EXECUTED A WHITE AGENT DESIGNATION, THE BOARD URGES YOU TO SIGN, DATE AND DELIVER THE ENCLOSED BLUE REVOCATION CARD, AS SOON AS POSSIBLE.

Sincerely,

Mark C. Terrell	Andre Dahan
Chairman of the Board of Directors	President and Chief Executive Officer

Important Information

The Company has filed with the SEC and mailed to shareholders a definitive Revocation Solicitation Statement in opposition to OPP’s solicitation of agent designations. SHAREHOLDERS OF THE COMPANY ARE ENCOURAGED TO READ THE DEFINITIVE REVOCATION SOLICITATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain the definitive Revocation Solicitation Statement and any other relevant documents filed with the SEC free of charge at the SEC’s website, www.sec.gov, or the Company’s website, www.cmvt.com.

Comverse Technology and its directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of revocations. Information regarding the interests of such potential participants has been included in the Revocation Solicitation Statement and will be included in the other relevant documents filed with the SEC when they become available.